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                         MAPLE LEAF AEROSPACE, INC.
                           1996 STOCK OPTION PLAN


     1.   PURPOSES

     MAPLE LEAF AEROSPACE, INC. (the "Company") desires to afford certain of its key employees and the key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, and to non-employee directors of or consultants to the Company and any subsidiary corporation of the Company, who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

     The Company, by means of this 1996 Stock Option Plan (the "Plan"), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     The stock options ("Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or non-employee director or consultant.

     The Options granted under the Plan are intended to be options that do not meet the requirements for "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986 as amended (the "Code").

          2.   NUMBER OF SHARES SUBJECT TO THE PLAN

     The total number of shares of common stock of the Company which may be purchased or acquired pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 25,000 shares of the authorized common stock, $.01 par value per share, of the Company (the "Shares"), and no individual shall he granted Options to purchase more than 12,500 Shares during the term of the Plan, such numbers in each case subject to adjustment as provided in Article II hereof.


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     Shares available for issuance acquire under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company's
treasury, or both, at the discretion of the Company.   If and to the extent
that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

     Except as provided in Article 18 and subject to Article 3, the Company may, from time to time during the period beginning as of September 19, 1996 (the "Effective Date") and ending on September 18, 2006 (the "Termination Date"), grant to certain key employees of any subsidiary corporation or parent corporation of the Company, and to non-employee directors of or consultants to the Company and any subsidiary corporation or parent corporation of the Company, Options under the terms hereinafter set forth.

     As used in the Plan, the term "subsidiary corporation" and "parent corporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 424(f) and 424(e) of the Code.

     3.   ADMINISTRATION

     The board of directors of the Company (the "Board of Directors") shall designate from any of its members a Compensation Committee, which shall be the Compensation Committee of the Board of Directors (the "Committee"), to administer the Plan. The Committee shall consist of no fewer than two (2) members, each of whom shall be "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may he removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

     Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the employees and non-employee directors and consultants to whom Options shall be granted (the "Optionholders"), the time when such Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price or exercise price of each Option, the period(s) during


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which such Options shall be exercisable (whether in whole or in part) and the other terms and provisions thereof (which need not be identical).

     Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and the Options granted thereunder, to amend the Plan and the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) granted thereunder and to make all other determinations necessary or advisable for administering the Plan.

     The Committee may establish performance standards for determining the periods during which Options shall be exercisable, including without limitation standards based on the earnings of the Company and its subsidiaries for various fiscal periods. The Committee shall define such performance criteria and, from time to time, the Committee in its sole discretion and in administering the Plan may make adjustments to such performance criteria for any fiscal period so that extraordinary or unusual charges or credits, acquisitions, mergers, consolidations, and other corporate transactions and other elements of or factors influencing the calculations of earnings or any other performance standard do not distort or affect the operation of the Plan in a manner inconsistent with the achievement of its purpose.

     The determination of the Committee on matters referred to in this Article 3 shall be conclusive.

     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such legal counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award of Options granted hereunder.

          4.   ELIGIBILITY

     Options may be granted only to key employees of any subsidiary corporation or parent corporation of the Company, and to non-employee directors of or consultants to the Company and any subsidiary corporation or parent corporation of the Company.



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     The Plan does not create a right in any employee or non-employee director or consultant to participate in the Plan, nor does it create a right in any employee or non-employee director or consultant to have any Options granted to him or her.


          5.   OPTION PRICE AND PAYMENT

     The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall determine in good faith in the manner described below to be the fair market value per Share at the date the Option is granted (the "Fair Market Value"); PROVIDED, HOWEVER, that the exercise price shall not be less than $231.59 per share.

     If the Shares are not listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, and a public market does not otherwise exist for the Shares on such date, the Fair Market Value Per Share shall be equal to the amount determined by dividing (i) the excess of (A) 4.8 times the consolidated net income of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles, consistently applied, and determined before reduction for interest, amortization of goodwill and intangibles, depreciation, taxes and reserves for slow-moving and obsolete inventory, for the last four fiscal quarters of the Company immediately preceding the date as of which the Fair Market Value per Share is to be determined, over (B) the amount of all outstanding Indebtedness (less cash) of the Company and its subsidiaries at the end of the fiscal quarter of the Company immediately preceding such date, by
(ii) the total number of Shares outstanding at the date of such determination, on a fully diluted basis after giving effect to (A) the exercise of (1) all outstanding Options, to the extent of the number of Shares which, as of the date of determination, are Available Shares pursuant to the terms of such Options and (2) all outstanding options to purchase common stock of the Company granted by the Company other than pursuant to the Plan, to the extent of the number of Shares for which such Options are exercisable at the date of determination, and (B) the conversion or exercise of all Convertible Securities; PROVIDED, HOWEVER, that the determination of the Fair Market Value per Share shall be subject to adjustment by the Committee in its sole discretion so that extraordinary or unusual changes or credits, acquisitions, mergers, consolidations and other corporate transactions and other elements or factors affecting the calculation of earnings do not distort the determination of the Fair Market Value per Share, and PROVIDED, FURTHER, that, the Fair Market Value per Share shall be determined without taking into account the lack of liquidity of the Shares and without applying a minority discount. For purposes of this determination, (x) "Indebtedness"


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shall mean any indebtedness of the Company or its subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property including capital lease obligations) or representing any obligations of the Company or its subsidiaries under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect the Company or its subsidiaries against fluctuations in interest rates, except any such balance that constitutes an accrued expense or trade payable, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition and any reserves for extraordinary items or liabilities, (y) "Convertible Security" shall mean any security that is convertible into the common stock of the Company and any option, warrant or other right to purchase shares of common stock, other than Options granted under the Plan, and (z) "Available Shares" shall mean Shares subject to outstanding Options under the Plan which shall have been certified by the Committee to be Available Shares as of the date of determination.

     If the Shares are listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, the Fair Market Value per Share shall be deemed to be the average of the last sales price for Shares for the thirty (30) trading days immediately preceding the date as of the which the Fair Market Value per Share is to be determined.

     If a public market exists for the Shares on any date on which the Fair Market Value per Share is to be determined, but the Shares are not listed on a national securities exchange in the United States on such date, the Fair Market Value per Share shall be deemed to be the average of the mean between the closing bid and asked quotations in the over-the-counter market for the thirty
(30) trading days immediately preceding the date as of the which the Fair Market Value per Share is to be determined.

          For purposes of this Plan, the determination by the Committee of the Fair Market Value of a Share shall be conclusive.

     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check; PROVIDED, HOWEVER, that in lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so


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provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company (a) shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a Fair Market Value equal to the exercise price applicable to that portion of the Option being exercised by the delivery of such Shares or (b) such other form of payment as the Committee shall permit in its sole discretion at the time of exercise.

     6.  USE OF PROCEEDS

          The cash proceeds of the sale of Shares pursuant to the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

     7.   TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     An Option shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; PROVIDED, HOWEVER, that an Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted.

     The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     In no event shall an Option granted hereunder be exercised for a fraction of a Share.


     8.  EXERCISE OF OPTIONS

     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the


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payment of the purchase price against delivery of the Shares being purchased.
Subject to the terms of Articles 13, 14, 15 and 16, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

     9.  NON-TRANSFERABILITY OF OPTIONS

     No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable during the lifetime of the holder only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any purported assignment in contravention hereof shall be void and of no effect.


     10.  TERMINATION OF EMPLOYMENT

     Upon termination of employment of any Optionholder with the Company and all parent and subsidiary corporations, an Option previously granted to the Optionholder, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

          (a) if the employee shall die while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an Option as herein provided, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares that such employee is entitled to purchase pursuant to such Option at the time of such employee's death, at any time up to and including one (1) year after the date of death; and

          (b) if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's disability (as defined below) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such Option so


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     granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares that such employee is entitled to purchase pursuant to such Option at the time of such termination, at any time up to and including (i) three (3) months after the date of such termination of employment in the case termination by reason of dismissal other than for cause and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

     If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.

     The terms of an Option granted to a non-employee director of, or consultant to, the Company or any subsidiary Corporation or parent corporation of the Company shall set forth the circumstances relating to the cessation of the performance of services by such non-employee director or consultant under which such Option shall terminate prior to the expiration of the period of exercisability set forth in such Option.

     If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Optionholder, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any Optionholder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     For all purposes of the Plan, the term "for cause" shall mean, (i) with respect to an Optionholder who is a party to a written employment agreement with the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or (ii) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure by such Optionholder to substantially perform his or her employment duties which shall not have been corrected within thirty
(30) days following written notice of the duties which such Optionholder has failed to substantially perform, (B) any engaging by such Optionholder in misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any breach by such Optionholder of any


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covenant contained in the Management Stockholders' and Optionholders'
Agreement, dated as of September 19, 1996, by and among the Company and the stockholders who are signatories thereto, as the same may be amended from time to time, or the instrument pursuant to which an Option is granted, or
(D) such Optionholder's conviction of or entry of a plea of NOLO CONTENDERE in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its subsidiaries.

     For all purposes of the Plan, the term "disability" means the inability (as determined by the Board of Directors in its sole discretion) of such Optionholder, as a result of incapacity due to physical or mental illness or disability, to perform his or her duties with the Company or any subsidiary or parent corporation of the Company by which the Optionholder is employed for six consecutive months or shorter periods aggregating six months during any twelve-month period.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an Optionholder from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an Optionholder from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

     Notwithstanding anything to the contrary contained in this Article 10, in no event shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.


     11.  ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     For purposes of this Plan, a "change in control" of the Company occurs if:
(a) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Odyssey Partners, L.P., a Delaware limited partnership or any of its affiliates or any combination thereof (collectively, the "Odyssey Holders"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of all of the outstanding capital stock of the Company; or (b) the Board of Directors shall approve a sale of all or substantially all of the assets of the Company other than to an entity owned or controlled by the Odyssey Holders; or


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(c) the Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

     Upon the occurrence of a transaction described in the preceding paragraph, each Option will terminate within a specific number of days after notice to the holder of such Option, and each such holder will receive, in respect of each Share for which such Option then is exercisable, an amount equal to the excess of the then Fair Market Value of such Share over the exercise price per Share, payable in the same consideration received by the shareholders of the Company upon the closing of such transaction.

     In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Committee shall make such adjustments to each outstanding Option that it, in its sole discretion, deems appropriate. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any individual under the Plan, the minimum exercise price per Share for Options to be granted under the Plan, and the number of Shares and prices per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive.

     12.  RIGHT TO TERMINATE EMPLOYMENT

     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any Optionholder and it shall not impose any obligation on the part of any Optionholder to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.


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     13.  SECURITIES LAW MATTERS

     Except as hereinafter provided, the Committee may require an Optionholder, as a condition upon exercise of any Option granted hereunder, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which Optionholder represents and warrants that Shares are being acquired for such Optionholder's own account for investment only and not with a view to the resale or distribution thereof. The Optionholder shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of Shares by the Optionholder shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionholder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) re-offerings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.


     14.  ISSUE OF CERTIFICATES, LEGENDS, PAYMENT OF EXPENSES

     Subject to Articles 13, 15 and 16, upon any exercise of an Option which may be granted hereunder and payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and, if a transfer agent has been engaged by the Company, may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between the Company and the Optionholder with respect to such Shares.


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     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

     15.  WITHHOLDING TAXES

     The Company will require, as a condition to an Optionholder exercising a Option granted hereunder, that the Optionholder reimburse the corporation that employs such Optionholder for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation that employs such Optionholder shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Optionholder upon such terms and conditions as the Committee shall prescribe. The corporation that employs such Optionholder may, in its discretion, hold the stock certificate to which such Optionholder is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.


     16.  LISTING OF SHARES AND RELATED MATTERS

     The Committee may delay the issuance or delivery of Shares pursuant to any Option granted hereunder if it determines that listing, registration or qualification of Shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option under the Plan or the issuance of Shares thereunder, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.


     17.  AMENDMENT OF THE PLAN

     The Committee may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article 11), (ii) reduce the exercise price of any Option granted hereunder below the price required by


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Article 5, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or such Option without the consent of the holder of such Option.

     18.  TERMINATION OR SUSPENSION OF THE PLAN

      The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options granted prior to the termination or suspension of the Plan under Article 3 nevertheless shall continue after such termination or during such suspension.

     19.  GOVERNING LAW

     The Plan and such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.


     20.  PARTIAL INVALIDITY

     The invalidity or illegibility of any provision hereof shall not be deemed to affect the validity of any other provision.


     21.  EFFECTIVE DATE

     The Plan shall become effective at 9:00 a.m., New York City Time, on the Effective Date.




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